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[GOODWIN PROCTER LETTERHEAD]



February 23, 2001


Merrimac Series
200 Clarendon Street
Boston Massachusetts 02116

Ladies and Gentlemen:

As counsel to Merrimac Series (the "Trust"), a Delaware business trust, we have been asked to render our opinion in connection with the proposed issuance of an indefinite number of Premium Class, Institutional Class and Investment Class shares of beneficial interest, all with $0.001 par value, of the Trust (the "Shares") representing interests in the Merrimac Municipal Series, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 6 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 333-49693) to be filed by the Trust with the Securities and Exchange Commission.

We have examined the Master Trust Agreement dated as of March 30, 1998, as amended, the By-Laws of the Trust, the minutes of certain meetings of the Trustees, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Prospectus and Statement of Additional Information contained in the Amendment.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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[GOODWIN PROCTER LETTERHEAD]



February 23, 2001


Merrimac Series
200 Clarendon Street
Boston Massachusetts 02116

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 6 (the "Amendment") to the Registration Statement (No. 333-49693) on Form N-1A of Merrimac Series to our opinion with respect to the legality of the shares of beneficial interest of the Registrant representing interests in the Premium Class, Institutional Class and Investment Class of (i) Merrimac Cash Series, Merrimac Treasury Series and Merrimac Short-Term Asset Reserve Series, which opinion was filed with Pre-Effective Amendment No. 1 to the Registration Statement, (ii) Merrimac Treasury Plus Series, which opinion was filed with Post-Effective Amendment No. 1 to the Registration Statement, and (iii) Merrimac U.S. Government Series, which opinion was filed with Post-Effective Amendment No. 3 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Statement of Additional Information contained in the Amendment.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP